Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-284158, 333-280319 and 333-269235) on Form F-3, in the registration statements (No. 333-280320 and 333-269230) on Form S-8, and in the post-effective amendment no. 2 of registration statement (No. 333-259757) on Form F-3 of our report dated March 28, 2025, with respect to the consolidated financial statements of Arbe Robotics Ltd.

/s/ Somekh Chaikin
Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 28, 2025